Exhibit 10.1

First Amendment
to
Employment Agreement

This First Amendment (the “First Amendment”) to Employment Agreement is made this 27h day of September, 2008, by and between ImageWare Systems, Inc., a Delaware corporation (the “Company”), on the one hand, and S. James Miller, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, on the other hand (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of September 27, 2005 (the “Employment Agreement”); and

WHEREAS, the Executive continues to perform valuable services for the Company and the Company desires to assure itself of the continuing services of Executive; and

WHEREAS, in consideration of the foregoing and in order to amend the terms of the Agreement and to provide for the continued services of the Executive in accordance with the present intent of the Company and the Executive.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, and in further consideration of the mutual covenants contained in the Employment Agreement, the parties do hereby agree that the Employment Agreement is hereby amended as follows:

Section “2. Term of Agreement”  strike the language “continue until the third anniversary of the Effective Date” and replace it with “continue until June 30, 2009”.

_________________________________	_________________________________
ImageWare Systems, Inc.	S. James Miller, Jr.